Exhibit 10.1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

Amendment No. 2

To the

LICENSE AGREEMENT

This Amendment is effective as of September 1, 2015 and amends the License Agreement dated as of July 5, 2007 (as previously amended, the “Agreement”), by and between Wyeth Holdings LLC (formerly known as Wyeth Holdings Corporation, “Wyeth”), and Novavax, Inc. (“Novavax”).

Novavax has entered into a joint venture, CPL Biologics Ltd. (the “JV”), with Cadila Pharmaceuticals Limited to develop and commercialize certain products in India whereby Novavax took a minority equity position in the JV and Novavax has granted certain sublicenses under the Agreement to the JV for India only (the “Sublicenses”). Novavax and Wyeth desire to amend the Agreement as set forth below in connection with Novavax’s participation in the JV. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Each of Wyeth and Novavax hereby agrees as follows:

1.	The parties acknowledge and agree that, prior to the date hereof, Novavax has terminated the Agreement with respect to [**], and accordingly as of the date here, “Indication” means each of Pandemic Flu and Seasonal Flu.

2.	Prior to the date hereof Novavax has provided to Wyeth a true and complete copy of the Sublicenses as required by Section 2.2.3 of the Agreement. Novavax represents and warrants to Wyeth that neither Novavax nor any of its affiliates has received or has a right to receive any payment or any other consideration for the grant of the Sublicense to the JV or for the establishment of the JV and the contributions thereto by Novavax or its Affiliates, other than the issuance to Novavax of ownership shares in the JV and the future payment of cash dividends and distributions to Novavax as holder of such ownership shares. Based on the preceding sentence, Wyeth acknowledges that it is not entitled under Section 2.2.3 of the Agreement to any portion of such ownership shares or such future dividends or distributions.

3.	Wyeth acknowledges that Novavax has granted the Sublicenses to the JV. Novavax hereby represents and warrants to Wyeth that the JV is currently developing under the Sublicenses (a) a certain monovalent H1N1 vaccine (the “Monovalent JV Product”) for Seasonal Flu and (b) a certain trivalent influenza vaccine (the “Trivalent JV Product” and, together with the Monovalent JV Product, the “JV Products”) for Seasonal Flu, in each case for [**] in India. Novavax represents and warrants to Wyeth that (a) neither the Monovalent JV Product nor the Trivalent JV Product is currently being developed or studied for Pandemic Flu in any country and (b) the JV is not currently developing or studying any other Product for Pandemic Flu. The JV Products are “Products” for purposes of the Agreement. Novavax further represents and warrants to Wyeth that the JV is not currently developing a quadrivalent influenza vaccine.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

4.	The parties acknowledge that (a) Novavax has already paid to Wyeth the milestone payments set forth in Sections 3.1.3.1 and 3.1.3.2 of the Agreement with respect to a Product for Seasonal Flu, (b) Novavax has informed Wyeth that the JV has conducted a Phase III trial for the Monovalent JV Product for Seasonal Flu in India, (c) to date Novavax has not paid any milestone payment pursuant to Section 3.1.3.3 of the Agreement for a Seasonal Flu Product, but as of the date hereof the milestone payment under Section 3.1.3.3 of the Agreement is due, payable and overdue with respect to the Monovalent JV Product (such payment with respect to the Monovalent JV Product, the “Overdue Phase III Payment”), and (d) Novavax has informed Wyeth that the Monovalent JV Product has received [**] in India and may achieve [**] in India in the near future, at which time the milestone payment under Section 3.1.3.4 of the Agreement will become due and payable with respect to the Monovalent JV Product.

5.	Subject to the terms and conditions hereof, Wyeth and Novavax agree that payment of the Overdue Phase III Payment, together with accrued and unpaid interest thereon under Section 3.4 of the Agreement, is waived and in lieu thereof Novavax shall make payment to Wyeth as set forth in paragraph 5.1, 5.2, 5.3 or 5.4 below, as applicable:

5.1.	If a Phase III trial of the Monovalent JV Product or any Product that is substantially the same as the Monovalent JV Product (whether developed by Novavax or any of its Affiliates or sublicensees, such Product a “Similar Monovalent Product”), or of the Trivalent JV Product or any Product that is substantially the same as the Trivalent JV Product (whether developed by Novavax or any of its Affiliates or sublicensees, such Product a “Similar Trivalent Product”) is commenced in any country other than India, and if initiation of such Phase III clinical trial (for purposes hereof, initiation shall mean the first administration of such Product in such a trial) occurs on or prior to December 31, 2015, or if the Agreement is terminated in its entirety or with respect to the Seasonal Flu Indication for any reason on or prior to December 31, 2015, then in either case Novavax shall immediately pay to Wyeth [**];

5.2.	If a Phase III trial of the Monovalent JV Product, any Similar Monovalent Product, the Trivalent JV Product or any Similar Trivalent Product is commenced in any country other than India, and if initiation of such Phase III clinical trial (for purposes hereof, initiation shall mean the first administration of such Product in such a trial) occurs on or after January 1, 2016 but on or prior to December 31, 2016, or if the Agreement is terminated in its entirety or with respect to the Seasonal Flu Indication for any reason on or after January 1, 2016 but on or prior to December 31, 2016, then in either case Novavax shall immediately pay to Wyeth [**];

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

5.3.	If a Phase III trial of the Monovalent JV Product, any Similar Monovalent Product, the Trivalent JV Product or any Similar Trivalent Product is commenced in any country other than India, and if initiation of such Phase III clinical trial (for purposes hereof, initiation shall mean the first administration of such Product in such a trial) occurs on or after January 1, 2017, or if the Agreement is terminated in its entirety or with respect to the Seasonal Flu Indication for any reason on or after January 1, 2017, then in either case Novavax shall immediately pay to Wyeth [**]; and

5.4.	If Novavax has not paid any amount to Wyeth pursuant to paragraph 5.1, 5.2 or 5.3 above prior to December 31, 2017, then Novavax shall pay to Wyeth [**] on December 31, 2017. Notwithstanding the foregoing, Novavax may voluntarily elect, at any time prior to December 31, 2017 to pay Wyeth the Overdue Phase III Payment in the amount specified in paragraph 5.1 if paid prior to December 31, 2015, paragraph 5.2 if on or after January 1, 2016 and on or before December 31, 2016 or paragraph 5.3 if paid on or after January 1, 2017.

For the avoidance of doubt, termination of the Agreement in its entirety or with respect to the Seasonal Flu Indication for any reason shall not relieve Novavax of the obligation to make a payment under paragraph 5.1, 5.2, 5.3 or 5.4 above, as applicable, regardless of whether a Phase III Trial of the Monovalent JV Product, any Similar Monovalent Product, the Trivalent JV Product or any Similar Trivalent Product has been initiated in any country other than India as of the date of termination, and such obligation to make payment to Wyeth shall survive any termination of the Agreement.

6.	Subject to the terms and conditions hereof, Wyeth and Novavax agree that the milestone payment set forth in Section 3.1.3.4 of the Agreement shall not be triggered and become due and payable by the [**] of a JV Product in India, but such milestone payment shall become payable upon [**] of a Product indicated for Seasonal Flu in any country other than India. In consideration of the foregoing, Novavax shall make a one-time only payment of [**] to Wyeth within ten (10) days of the effective date of this Amendment.

The Parties further agree for each applicable year starting on July 5, 2015 that the annual license maintenance fee described in Section 3.1.2 of the Agreement for the Indication of Seasonal Flu, and only that Indication, shall be $200,000 until the [**] of a Product for Seasonal Flu (other than [**] in India as referred to above). The annual license maintenance fee for Pandemic Flu under Section 3.1.2 of the Agreement is not affected by the foregoing. Accordingly, the total annual license maintenance fees for the period beginning July 5, 2015 is $300,000 under Section 3.1.2 of the Agreement. Wyeth hereby acknowledges that Novavax has paid $200,000 to Wyeth and will therefore pay the additional $100,000 within ten (10) days of the effective date of this Amendment.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

7.	Novavax hereby represents to Wyeth that, to the knowledge of Novavax, the JV does not currently intend to market, sell or distribute the Monovalent JV Product and the Trivalent JV Product simultaneously long-term in India and that the JV intends to replace the Monovalent JV Product with the Trivalent JV Product in the market in India over time. Accordingly, subject to the terms and conditions hereof, if Novavax pays to Wyeth on a timely basis the payments required pursuant to paragraphs 5 and 6 of this Amendment No. 2 and if the JV discontinues all direct marketing, sales and distribution of the Monovalent JV Product in India within 24 months after the [**] of the Trivalent JV Product in India, then Novavax shall not be obligated to make any further payments with respect to the initiation of any clinical trial of the Trivalent JV Product in or for India or the [**] of the Trivalent Product in India. For the purposes of this Amendment, the phrase “direct marketing, sales and distribution” refers to activities undertaken by or on behalf of Novavax, its Affiliates, the JV or any of their respective sublicensees, distributors, wholesalers, resellers or similar commercial collaborators.

8.	Subject to paragraph 7 of this Amendment No. 2, the Parties understand that for the single Indication of Seasonal Flu only, there may be multiple Seasonal Flu Products in development and subsequently offered for commercial sale by Novavax or any of its Affiliates or sublicensees (e.g. a monovalent Seasonal Flu Product, a trivalent Seasonal Flu Product, a quadrivalent Seasonal Flu Product, etc.). The Parties agree that the milestone payments set forth in Sections 3.1.3.1, 3.1.3.2, and 3.1.3.4 of the Agreement are deemed owed only on the first instance of any Seasonal Flu Product triggering such payment but may not be owed in certain circumstances for any subsequent Seasonal Flu product or products subject to the following sentences of this paragraph 8. The Parties agree that the milestone payment set forth in Section 3.1.3.3 of the Agreement, described herein as the Overdue Phase III Payment and owed by Novavax pursuant to the terms of Section 5 of this Amendment, shall be deemed applicable to the first Phase III clinical trial of a Seasonal Flu Product. Notwithstanding the foregoing sentences of this paragraph 8, if in a particular country other than India, Novavax or any of its Affiliates or sublicensees achieve a [**] of a Seasonal Flu Product (a “Prior Seasonal Flu Product”), regardless of the number of influenza strains contained in such Seasonal Flu Product, and any of them later introduces one or more additional Seasonal Flu Products in the same country (a “Later Seasonal Flu Product”), regardless of the number of strains contained in such Seasonal Flu Product, Novavax shall pay to Wyeth the amount of $14 million, which will be deemed payment of the Milestone Payments for the additional Seasonal Flu Product unless Novavax and its Affililates and Sublicensees discontinue all marketing, sales and distribution of the Prior Seasonal Flu Product in that country within 24 months of [**] of the Later Seasonal Flu Product. For purposes of clarification, in the event that a Seasonal Flu Product is sold in a country by Novavax or any of its Affiliates or sublicensees and any of these parties introduces an additional Seasonal Flu Product in such country, unless all marketing, sales and distribution of any previously launched Seasonal Flu Product are discontinued within 24 months of the [**] of the succeeding Seasonal Flu Product, then Novavax owes the $14M in Milestone Payments for the second Seasonal Flu Product referred to above. Furthermore, this same principle applies for any subsequent Seasonal Flu Products and unless the marketing, sales and distribution of any previously launched Seasonal Flu Product are discontinued within 24 months of the [**] in the country of the next Seasonal Flu Vaccine, then a $14M milestone is owed for each additional Seasonal Flu Product that achieves [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

9.	As amended and supplemented hereby, the parties confirm that the Agreement remains in full force and effect.

IN WITNESS HEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment No. 2 to the Agreement.

NOVAVAX, INC.		WYETH HOLDINGS LLC

By:	/s/ John A. Herrmann	By:	/s/ Robert J. Smith

Name:	John A. Herrmann III	Name:	Robert J. Smith

Title:	SVP, General Counsel	Title:	Senior Vice President